EXHIBIT 30
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                             JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated: May 31, 2007


                   PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P.

                     By:  Pardus Capital Management L.P., its Investment Manager

                     By:  Pardus Capital Management LLC, its general partner


                     By: /s/ Karim Samii
                        --------------------------------------------------
                          Name:  Karim Samii
                          Title:  Sole Member


                   PARDUS CAPITAL MANAGEMENT L.P.

                     By:  Pardus Capital Management LLC, its general partner


                     By: /s/ Karim Samii
                        --------------------------------------------------
                          Name:  Karim Samii
                          Title:  Sole Member


                   PARDUS CAPITAL MANAGEMENT LLC


                     By: /s/ Karim Samii
                        --------------------------------------------------
                          Name:  Karim Samii
                          Title:  Sole Member


                      /s/ Karim Samii
                     -----------------------------------------------------
                        Karim Samii